REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Trustees and Shareholders of AdvisorShares Trust


In planning and performing our audit of the financial statements of Accuvest Global Long Short ETF, Accuvest
Global Opportunities ETF, Cambria Global Tactical ETF,
Global Alpha & Beta ETF, Global Echo ETF, Madrona Domestic
ETF, Madrona Global Bond ETF, Madrona International ETF,
Meidell Tactical Advantage ETF, Newfleet Multi-Sector
Income ETF, Peritus High Yield ETF, Pring Turner Business
Cycle ETF, QAM Equity Hedge ETF, Ranger Equity Bear ETF
(formerly known as Active Bear ETF), STAR Global Buy-Write
ETF, TrimTabs Float Shrink ETF and WCM/BNY Mellon Focused
Growth ADR ETF, (the Funds), each a series of AdvisorShares
Trust, as of and for the year ended June 30, 2013, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course of
performing their assigned functions, to prevent or detect
misstatements on a timely basis.   A material weakness is a
deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.


Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of June 30, 2013.

This report is intended solely for the information and use of management, Shareholders and Board of Trustees of Advisorshares Trust and the Securities and Exchange
Commission, and is not intended to be and should not be used by anyone other than these specified parties.




TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 28, 2013